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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	July 14, 2003
Date of Earliest Event Reported:	July 13, 2003

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5057 (Commission File Number)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)		83728-0001 (Zip Code)
208/384-6161 (Registrant's telephone number, including area code)

Item 5.    Other Events.

        On July 13, 2003, Boise Cascade Corporation entered into an Agreement and Plan of Merger among Boise; Challis Corporation, an Ohio corporation and a wholly owned subsidiary of Boise; and OfficeMax, Inc., an Ohio corporation. Pursuant to the Merger Agreement, Challis will be merged with and into OfficeMax with OfficeMax continuing as the surviving corporation and a wholly owned subsidiary of Boise.

        Boise will pay the purchase price in cash and common stock, using 30% cash and 70% common stock. Boise has the option of increasing the cash component to 45% and decreasing the stock component to 55%, at its discretion. Under the terms of the agreement, all of the issued and outstanding shares of OfficeMax will be converted, at the election of the holder, into either cash or Boise stock with a value of $9.00 per share, subject to a collar mechanism. The exchange ratio for OfficeMax shares to be converted into Boise stock will depend on Boise's stock price during an averaging period shortly prior to closing. If Boise's average stock price is between $21.09 and $25.77, the exchange ratio shall be adjusted to deliver Boise stock valued at $9.00 per share. If Boise's average stock price is at or above $25.77, the exchange ratio shall be 0.3492 Boise share per OfficeMax share. If Boise's average stock price is at or below $21.09, the exchange ratio shall be 0.4268. If Boise elects to increase the cash component, the value of the additional cash consideration will be equal to the value of the stock consideration replaced.

        This transaction has been approved by the boards of directors of both companies and is subject to approval by regulatory authorities and shareholders of both companies.

        A copy of the Merger Agreement is attached as Exhibit 2, and a copy of Boise's press release, announcing the execution of the Merger Agreement, is attached as Exhibit 99.

        The foregoing description of the merger and related transactions is not complete. For further information, please refer to the Merger Agreement and the press release which are filed with this Form 8-K.

Additional Information About This Transaction

        Boise and OfficeMax will file a joint proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. Boise and OfficeMax will mail the joint proxy statement/prospectus to their respective security holders. These documents will contain important information about this transaction, and we urge you to read these documents when they become available.

        You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents free from Boise at investor@bc.com, by contacting Boise's Corporate Communications Department at (208) 384-7990, or by contacting Michael Weisbarth at OfficeMax at (216) 471-6698.

Participants in This Transaction

        Boise and OfficeMax and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of Boise and OfficeMax and information about other persons who may be deemed participants in this transaction will be included in the joint proxy statement/prospectus. You can find information about Boise's executive officers and directors in Boise's proxy statement (DEF14A) filed with the SEC on March 10, 2003. You can find information about OfficeMax's officers and directors in their proxy statement (DEF14A) filed with the SEC on May 1, 2003. You can obtain free copies of these documents from the SEC, Boise, or OfficeMax using the contact information above.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.
	Exhibit 2	Agreement and Plan of Merger dated as of July 13, 2003, among Boise Cascade Corporation, Challis Corporation, and OfficeMax, Inc.
	Exhibit 99	Boise Cascade Corporation press release dated July 14, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION
	By	/s/ Karen E. Gowland Karen E. Gowland Vice President and Corporate Secretary
Date: July 14, 2003

EXHIBIT INDEX

Number	Description
2	Agreement and Plan of Merger dated as of July 13, 2003, among Boise Cascade Corporation, Challis Corporation, and OfficeMax, Inc.
99	Boise Cascade Corporation press release dated July 14, 2003

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX